STC HOLDINGS, INC.
BALANCE SHEET
(UNAUDITED)

September 30,
2007
ASSETS

Current assets:
Cash and cash equivalents	$ 229
Restricted cash	425,015
Related party receivables	138,022
Total current assets	563,266

Property:
Building	4,437,567
Land	300,000
4,737,567
Accumulated depreciation	(94,827)
Total property	4,642,740

Deferred loan costs, net	98,263

Total assets	$ 5,304,269

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	57,385
Rental deposits	15,157
Accrued expenses	98,120
Total current liabilities	170,662

Long-term notes payable	5,500,000

Total liabilities	5,670,662

Commitments and contingencies	-

Stockholders' deficit:
Common stock, no par value; 10,000,000 shares authorized; 3,000,000 shares issued at September 30, 2007	1,000
Accumulated deficit	(367,393)
Total stockholders' deficit	(366,393)
Total liabilities and stockholders' deficit	$ 5,304,269

The accompanying notes are an integral part of these financial statements.

STC HOLDINGS, INC.
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Nine-months ended September 30,
	2007	2006
Rental Income	$ 369,987	$ -
Operating costs:
General and administrative	60,912	37,726
Depreciation and amortization	94,828	-
Interest Expense	327,340	41,912
	483,080	79,638

Net loss	$ (113,093)	$ (79,638)

The accompanying notes are an integral part of these financial statements.

STC HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine-months ended September 30,
	2007	2006
Operating Activities:
Net loss	$(113,093)	$ (79,638)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	94,827	-
Amortization of notes payable discount	-	67,552
Amortization of deferred loan costs	19,653	-
Changes in operating assets and liabilities
Related party receivables	(24,466)	(18,354)
Trade accounts payable	57,385	-
Accrued and other current liabilities	35,724	47,968
Purchase of property improvements		(247,380)
Net cash used in operating activities	70,030	(229,852)

Investing Activities:
Change in restricted cash	(425,015)	-
Net cash used in investing activities	(425,015)	-

Financing Activities:
Proceeds from notes payable	6,104,548	-
Repayment of notes payable	(3,800,000)	(100,000)
Changes in related party payables	(1,832,749)	330,689
Additions to deferred loan costs	(117,916)	-
Collection of shareholder receivable	1,000	-
Net cash provided by financing activities	354,883	230,689
Net decrease in cash and cash equivalents	(102)	837
Cash and cash equivalents, beginning of period	331	-
Cash and cash equivalents, end of period	$ 229	$ 837

Supplemental cash flow information:
Cash paid during the year for:
Interest	$ 332,233	$ 45,078
Income taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

STC HOLDINGS, INC.
Notes to Unaudited Financial Statements
September 30, 2007

Note 1                                Organization and Basis of Presentation

STC Holdings, Inc. (the “Company”) was formed on September 21, 2005 for the purpose of owning the property located at 10226 San Pedro Ave. in San Antonio, Texas (the “Property”).  The Property consists of a two-story, 32,000 square foot building and one other building bringing the total footage to 50,000. The Company is a holding company with limited assets and operations other than the Property and related debt.

The financial records of the Company are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.  The three million shares of stock have been transferred historically.  Fair value purchase accounting has not been applied to these transactions.

Note 2                                Summary of Significant Accounting Policies

Use of Estimates

In preparing our financial statements, we make estimates, assumptions and judgments that can have a significant effect on our revenues, income or loss from operations, and net income or loss, as well as on the value of certain assets on our balance sheet.  We believe that there are several accounting policies that are critical to an understanding of our historical and future performance as these policies affect the reported amounts of revenues, expenses, and significant estimates and judgments applied by management.  While there are a number of accounting policies, methods and estimates affecting our financial statements, areas that are particularly significant include receivable reserves, recoverability of long-lived assets and revenue recognition.

Cash and Cash Equivalents
The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

In conjunction with obtaining financing the Company has posted $425 thousand in reserves as of September 30, 2007 with financial institutions. As access to these funds is restricted by the terms of the lending agreement, the Company has recorded these amounts as restricted cash.

Receivables and Allowance for Uncollectible Accounts
Included in tenant receivables are base rents and tenant reimbursements.  The Company establishes an allowance for uncollectible accounts receivable on a case-by-case basis when we believe the required payment of specific amounts owed is unlikely to occur. Past due balances are written off when collection efforts have been deemed unsuccessful.  As of September 30, 2007, no receivables were identified as uncollectible.

Property and Equipment
The Company depreciates its building using the straight-line method of depreciation over the useful life which is 35 years.  Depreciation expense was $95 thousand for the nine months ended September 30, 2007.  No depreciation expense was incurred during the nine months ended September 30, 2006 as the building was being remodeled and had not been placed into service.  During the nine-months ended September 30, 2006, $70,718 of interest was capitalized which is included in purchases of property and equipment in the statement of cash flows.  The Company capitalizes costs incurred to build or remodel its building that extend the life of the building.

Revenue Recognition
The Company derives its revenues from tenant rents.  Tenant rents include base rents and expense reimbursements.  Lease agreements contain provisions that require tenants to reimburse a pro rata share of real estate taxes and other common costs.  The Company recognizes revenue on tenant rents using the straight-line method over the term of the lease.

Impairment of Long-Lived Assets
Long-lived assets to be held and used are tested for recoverability whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable. An impairment loss shall be recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. That assessment shall be based on the carrying amount of the asset at the date it is tested for recoverability, whether in use or under development. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. The Company periodically evaluates whether it has incurred any impairment loss. The Company has not made a provision for an impairment loss as of September 30, 2007.

Income Taxes
The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes.  This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years.

Deferred Loan Costs
Deferred loan costs consist of direct costs attributed to obtaining interim or permanent financing. The costs are amortized to expense over the life of the related borrowings.  Amortization expense for the nine months ended September 30, 2007 and 2006 was $20 thousand and zero, respectively and is included in interest expense in the accompanying statement of operations.

Note 3                                Notes Payable

The Company executed a Promissory Note (“Note”) dated April 5, 2007 in the original principal amount of $5,500,000 in favor of Capmark Finance, Inc., a California corporation (“Lender”). The Note is governed by the terms and conditions set forth in a Loan Agreement dated April 5, 2007 which provide, among other things for: (i) a maturity date of April 9, 2010; (ii) payment monthly of interest only until the maturity date at LIBOR plus two percent. The rate as of September 30, 2007 was 7.875%.; (iii) payment on the maturity date of all unpaid principal and interest; (iv) the Company is given the right to extend the maturity date for two additional 12-month terms; (v) the Company may prepay the Note; (vi) the repayment of the Note is secured by the Property only, there being no personal liability to the Company.

During 2007, the Company capitalized $118 thousand of direct costs to obtain permanent financing which is being amortized over the life of the Capmark note payable.

Note 4                                Related Party Transactions

The Company derives its income from tenant rents.  The current lease arrangements are with related parties for agreed upon terms ranging from 3-5 years.  Each of these leases began in 2007 with the completion of the renovation of the building.  For the nine months ended of September 30, 2007, the Company had total related party rental income of $370 thousand.

As part of the renovation of the building, the Company hired FAS Construction Management (“FAS”), a related party and owner, to manage the renovation project.  FAS disbursed funds on behalf of the Company.  The STC paid $536 thousand to FAS as part of the renovation costs of the building.

The Company and FAS Construction Management, Inc. were under common control and the existence of that control may create operating results and financial position significantly different that if they were autonomous.

As of September 30, 2007, the Company had a related party receivable of $138 thousand for construction costs.

Note 5                                Subsequent Event

On October 8, 2007, MDI, Inc. purchased all of the shares of STC Holdings, Inc., the owner of the land and buildings located at 10226 San Pedro Avenue in San Antonio which includes MDI’s headquarters and operational facilities. The purchase price was 3,306,122 shares of MDI, Inc. stock.